Exhibit 10.6

IONETIX CORPORATION

2016 EQUITY INCENTIVE PLAN

Adopted by Board: April 8, 2016

Approved by Stockholders: April 14, 2016

Termination Date: April 8, 2026

1. Purposes of the Plan. The purposes of the Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility;

●	to provide incentives that align the interests of Employees, Directors and Consultants with those of the Company’s stockholders; and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Committee; provided, however, that “Administrator” means the Board if (i) no Committee is appointed by the Board or (ii) the Board terminates the Committee’s responsibilities hereunder and revests in the Board the administration of the Plan; provided, further, that “Administrator” may be comprised of different Committees with respect to different groups of Service Providers.

(b) “Affiliate” means a parent corporation (or other entity) of the Company, a majority-owned subsidiary of the Company or a majority-owned subsidiary of the Company’s parent corporation (or other entity).

(c) “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Code, state and local tax laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted.

(d) “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, Restricted Stock or a Restricted Stock Unit.

(e) “Award Agreement” means a written or electronic agreement, contract, certificate or other instrument or document setting forth the terms and conditions applicable to an Award. Each Award Agreement will be subject to the terms and conditions of the Plan.

(f) “Board” means the board of directors of the Company.

(g) “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as may be amended from time to time.

(h) “Change in Control” means the occurrence of either of the following events:

(i) a merger or consolidation in which the Company is a constituent party (or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation), except any such merger or consolidation (A) effected exclusively for the purpose of changing the Company’s domicile or (B) involving the Company (or a subsidiary of the Company) in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company (or any subsidiary of the Company) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

provided, however, that any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted (or a combination thereof) will not be deemed to be a Change in Control.

(i) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code will be deemed to include a reference to any regulations and Internal Revenue Service guidance promulgated thereunder.

(j) “Committee” means the compensation committee of the Board or other committee of one or more Directors appointed by the Board to administer the Plan in accordance with Section 4.

(k) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(l) “Company” means Ionetix Corporation, a Delaware corporation, and any successor thereto.

(m) “Consultant” means any Person (i) engaged by the Company or any Affiliate to render consulting or advisory services to such entity and who is compensated for such services or (ii) serving as a member of the board of directors of any Affiliate and who is compensated for such services; provided, however, that the term “Consultant” will not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(n) “Director” means a member of the Board.

(o) “Disability” has the meaning ascribed to that term under Section 22(e)(3) of the Code; provided, however, that, in the case of Awards other than Incentive Stock Options or Awards subject to Section 409A of the Code, the Administrator, in its sole discretion, may determine whether a Disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any individual, including an officer or director, employed by the Company or any Affiliate; provided, however, that, for purposes of determining eligibility to receive Incentive Stock Options, “Employee” means an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Neither service as a Director nor payment of a director’s fee by the Company for such service or for service as a member of the board of directors of any Affiliate will be sufficient to constitute “employment” by the Company or any Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for cash, Awards of the same type (which may have higher or lower purchase, exercise or base prices and different terms) or Awards of a different type, and/or (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other Person selected by the Administrator, and/or (iii) the purchase, exercise or base price of an outstanding Award is reduced or increased.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Administrator and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations and, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, in compliance with Section 409A of the Code.

(t) “Incentive Stock Option” means a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u) “Nonstatutory Stock Option” means a stock option granted pursuant to the Plan that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(w) “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(x) “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and, therefore, the Restricted Stock is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Administrator.

(y) “Person” means any individual, firm, corporation, association, partnership, limited liability company, trust, joint venture, governmental entity or other entity.

(z) “Plan” means this 2016 Equity Incentive Plan, as amended from time to time in accordance herewith.

(aa) “Restricted Stock” means Shares issued pursuant to an Award granted under Section 8 or issued pursuant to the early exercise of an Option.

(bb) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share granted under Section 9 and payable in cash, in Shares or in a combination thereof, as specified in the applicable Award Agreement. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc) “Securities Act” means Securities Act of 1933, as amended.

(dd) “Service Provider” means an Employee, Director or Consultant.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(ff) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, payment from the Company (in cash, in Shares or in a combination thereof, as specified in the applicable Award Agreement) in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

(gg) “Stock Sale” means a change in ownership of the Company, other than a Change in Control, that occurs when one Person, or more than one Person acting as a group, acquires ownership of stock of the Company, in a stock sale or exchange, that, together with the stock held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that a Stock Sale will not occur if any Person, or more than one Person acting as a group, owns more than 50% of the total voting power of the stock of the Company and acquires additional stock of the Company; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Stock Sale.

3. Shares Subject to the Plan.

(a) Share Reserve; Source of Shares. Subject to adjustment as provided in Section 13, the maximum aggregate number of Shares that are available for all Awards is four million two hundred fifty thousand (4,250,000) Shares. As of the first day of each calendar year beginning on or after January 1, 2017, the number of Shares available for all Awards under the Plan, other than Incentive Stock Options, shall automatically increase by 6% of the aggregate number of Shares and Options that are issued and outstanding as of such date, unless the Administrator approves an increase of a lesser percentage prior to such date. During the term of the Awards, the Company shall at all times reserve and keep available such number of Shares as will be sufficient to satisfy such Awards. The Shares may be authorized but unissued Shares, reacquired Shares or a combination thereof.

(b) Reversion of Shares to the Share Reserve. If Shares subject to an outstanding Award are not issued or delivered or are returned to the Company by reason of (i) the expiration, termination, cancellation or forfeiture of such Award, (ii) the settlement of such Award in cash, or (iii) the delivery or withholding of Shares to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares will revert to and again become available for issuance under the Plan. If the exercise price of any Award is satisfied by tendering Shares held by the Participant, then the number of such tendered Shares will revert to and again become available for issuance under the Plan. With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan. Shares that have actually been issued under any Award will not be returned to the Plan and will not again become available for Awards; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by, or forfeited to, the Company due to the failure to vest, such Shares will become available for future grant under the Plan.

(c) Other Limits. Subject to adjustment as provided in Section 13, the maximum aggregate number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(b) by reason of the expiration, termination, cancellation or forfeiture of an Award.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Administrator. The Board may terminate the Committee’s responsibilities hereunder at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by, and serve at the pleasure of, the Board. From time to time, the Board may increase or decrease the size of the Committee and add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee will act pursuant to a vote (or written consent) of the majority of its members or, if the Committee is comprised of only two members, the unanimous vote (or written consent) of its members, whether present or not. Minutes will be kept of all of meetings of the Committee, and copies thereof will be provided to the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and Applicable Laws and, if applicable, specific duties delegated by the Board to the relevant Committee, the Administrator will have the authority:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards will be granted and the type of Award that will be granted;

(iii) to determine when Awards are to be granted, the applicable grant date and the number of Shares to be covered by each Award;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award, including the purchase, exercise or base price, the time or times when Awards may be exercised (which may be based on performance criteria), any forfeiture events, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator determines;

(vi) to institute and determine the terms and conditions of any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to establish sub-plans under the Plan, containing such limitations and other terms and conditions as the Administrator determines are necessary or desirable, for the purpose of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards or qualifying for favorable tax treatment under applicable foreign laws;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans;

(x) to correct any defect, omission or inconsistency in the Plan or any Award Agreement, in a manner and to the extent it deems necessary or advisable to make the Plan fully effective;

(xi) to amend any outstanding Award, including the discretionary authority to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan or to extend the post-termination exercisability period of Awards (subject to Section 409A of the Code) and to extend the maximum term of an Option;

(xii) to allow Participants to satisfy tax withholding obligations in a manner prescribed by Section 14;

(xiii) to authorize any individual to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award (subject to Section 409A of the Code); and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. Subject to Section 4(a), the Administrator’s decisions, determinations and interpretations will be final, binding and conclusive on all Persons.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), calculations will be performed in accordance with Section 422 of the Code.

(d) Term of Option. The term of each Option will be stated in the applicable Award Agreement; provided, however, that the term will be no more than ten years from the date of grant thereof; provided, further, that, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the Code, is deemed to own) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five years from the date of grant thereof or such shorter term as may be provided in the applicable Award Agreement.

(e) Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the Code, is deemed to own) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. The period during which an Option may be exercised will be determined by the Administrator at the time such Option is granted; provided, however, that no Option may be exercised after the expiration of its term. The Administrator may, in its sole discretion, determine any other conditions that must be satisfied before an Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. To the extent permitted by Applicable Laws, such consideration, in the Administrator’s sole discretion, may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares owned by the Participant free and clear of any liens, claims, encumbrances or security interests, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) a net exercise; (7) such other consideration and method of payment for the issuance of Shares; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise. Any Option will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Award Agreement.

An Option will be deemed exercised when the Company receives: (1) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (2) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment will consist of any consideration and method of payment authorized by the Administrator and permitted by the applicable Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. The Company will issue (or cause to be issued) such Shares as soon as practicable after the Option is exercised.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of his or her death or Disability, the Participant may exercise his or her Option, to the extent it is vested on the date of termination, within 30 days following termination or such longer period of time as is specified in the applicable Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement). If, after such termination, the Participant does not exercise his or her Option within the time specified in the preceding sentence, the Option will terminate and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise his or her Option, to the extent it is vested on the date of termination, within six months following termination or such longer period of time as is specified in the applicable Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement). If, after such termination, the Participant does not exercise his or her Option within the time specified in the preceding sentence, the Option will terminate and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while he or she is a Service Provider, the Participant’s designated beneficiary (provided such beneficiary has been designated, in a form acceptable to the Administrator, prior to the Participant’s death) may exercise the Participant’s Option, to the extent it is vested on the date of death, within six months following the Participant’s death or such longer period of time as is specified in the applicable Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement). If no such beneficiary was designated by the Participant prior to his or her death, then the Participant’s Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If, after death, the Participant’s Option is not so exercised within the time specified in this Section 6(f)(iv), the Option will terminate and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Appreciation Rights in such amounts as the Administrator, in its sole discretion, will determine.

(b) Stock Appreciation Rights Agreement. Each Award of a Stock Appreciation Right will be evidenced by an Award Agreement that will specify the base price, the term of the Stock Appreciation Right, the number of Shares subject to the Award, the conditions of exercise (including vesting criteria), whether the Award is settled in cash, in Shares or in a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Term and Exercise of Stock Appreciation Rights. The term of each Stock Appreciation Right will be stated in the applicable Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term of an Option and Section 6(f) relating to the exercise of Options also will apply to Stock Appreciation Rights.

(d) Base Price. The per Share base price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(e) will be determined by the Administrator at the time of grant of the Stock Appreciation Right, but will be no less than 100% of the Fair Market Value per Share on the date of grant.

(e) Payment of Stock Appreciation Right Amount. Upon a Participant’s exercise of a Stock Appreciation Right in accordance with the applicable Award Agreement, the Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the per Share base price determined by the Administrator in accordance with Section 7(d); by

(ii) the number of vested Shares with respect to which the Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right may, in the Administrator’s sole discretion, be in cash, in Shares of equivalent value or in some combination thereof, as set forth in the applicable Award Agreement.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, as set forth in the applicable Award Agreement, the Company will hold Restricted Stock, as escrow agent, until the restrictions on such Shares have lapsed.

(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares covered by each grant of Restricted Stock will be released from escrow as soon as practicable after the last day of the applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

(d) Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and will again become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units in such amounts as the Administrator, in its sole discretion, will determine. No Shares will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Restricted Stock Unit Agreement. Each Award of a Restricted Stock Unit will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award, the vesting criteria, whether the Award is settled in cash, in Shares or in a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Vesting Criteria. The Administrator, in its sole discretion, will set vesting criteria which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator, in its sole discretion, may set vesting criteria based upon the achievement of Company-wide, business unit or individual goals (including continued employment or service), or any other basis determined by the Administrator.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(e) Timing and Form of Payment. Payment of earned Restricted Stock Units will be made at the time, and in the form, set forth in the applicable Award Agreement, but in no event later than the 15th day of the third month following the end of the calendar year in which such Restricted Stock Units became vested, except to the extent payment is deferred under an arrangement approved by the Administrator, in accordance with Section 409A of the Code. Settlement of earned Restricted Stock Units may, in the Administrator’s sole discretion, be in cash, in Shares or in some combination thereof.

(f) Return of Restricted Stock Units to Company. On the date set forth in the applicable Award Agreement, all unearned Restricted Stock Units will revert to the Company and will again become available for grant under the Plan.

10. Compliance With Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement are intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the Administrator’s sole discretion.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of a Participant’s Awards will be suspended during his or her unpaid leave of absence from the Company or any Affiliate. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Affiliate. For purposes of Incentive Stock Options, no such leave of absence may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months following the 1st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards. Unless determined otherwise by the Administrator, (i) Awards (and, in the case of Options, the Shares subject to such Options prior to exercise) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant and (ii) Restricted Stock may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner until the end of the applicable Period of Restriction. If the Administrator makes an Award transferable, such Award may only be transferred (1) by will, (2) by the laws of descent and distribution, (3) to a revocable trust, or (4) as permitted by Rule 701 of the Securities Act. The terms of the Plan will be binding upon the executors, administrators, heirs, successors and assigns of the Participants. Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control, a Stock Sale or other acquisition transaction involving the Company.

13. Adjustments; Dissolution or Liquidation; Merger, Change in Control or Stock Sale.

(a) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will appropriately adjust the number and class of Shares available under the Plan and the number, class and price of Shares subject to each outstanding Award; provided, however, that (i) the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award and (ii) in the case of outstanding Awards consisting of Options and Stock Appreciation Rights, the Administrator will make such adjustments in accordance with Section 409A of the Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Administrator may cause an Award to terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c) Merger, Change in Control or Stock Sale. In the event of a merger involving the Company, a Change in Control or a Stock Sale, each outstanding Award will be treated as the Administrator (as constituted prior to such merger, Change in Control or Stock Sale) may determine without the Participant’s consent, subject to such Participant’s Award Agreement. Without limiting the generality of the foregoing sentence, in the event of a merger involving the Company, a Change in Control or a Stock Sale, the Administrator may, in its sole discretion but subject to such Participant’s Award Agreement, provide that:

(i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding entity (or any affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices;

(ii) all outstanding Awards, in whole or in part, will be surrendered to the Company by the holder thereof and immediately cancelled by the Company, with the holder thereof receiving (A) an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of such merger, Change in Control or Stock Sale (and, for the avoidance of doubt, if as of the date of the occurrence of such merger, Change in Control or Stock Sale the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), (B) such other rights or property selected by the Administrator in its sole discretion, or (C) a combination of (A) and (B);

(iii) all outstanding Options and Stock Appreciation Rights will immediately vest and become exercisable, in whole or in part, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target level (or such other level specified by the Administrator) and all other terms and conditions met, in whole or in part, prior to or upon consummation of such merger, Change in Control or Stock Sale; and/or

(iv) any combination of the foregoing.

In taking any of the actions permitted under this Section 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the Change in Control or Stock Sale does not constitute a “change in control event” as defined in Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section 13(c) will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the tax withholding obligations described in Section 14(a), in whole or in part, by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company previously owned and unencumbered Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences to the Company, as determined by the Administrator in its sole discretion, or (iv) selling a sufficient number of otherwise deliverable Shares through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. Any fraction of a Share that would be required to satisfy such an obligation will be disregarded, and the remaining amount due will be paid in cash by the Participant.

15. No Effect on Employment or Service. Nothing in the Plan or any instrument executed, or Award granted, pursuant to the Plan, including any Award Agreement, will confer upon any Participant any right with respect to continuing his or her relationship as a Service Provider, nor will they interfere in any way with the Participant’s or the Company’s right to terminate such relationship at any time, with or without cause or notice, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to the Participant within a reasonable time after the date of his or her grant.

17. Term of Plan. Subject to Section 21, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, the Plan will continue in effect for a term of ten years from the date the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. Subject to Section 18(b), the Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Unless the Participant and the Administrator mutually agree otherwise in a written agreement signed by the Participant and the Company, no amendment, alteration, suspension or termination of the Plan will impair the Participant’s rights under his or her Award. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of the Company’s counsel with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of the Company’s counsel, such a representation is required.

20. Inability to Obtain Authority. The Company’s inability to obtain, after reasonable efforts, authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability for failure to issue or sell such Shares as to which such requisite authority has not been obtained. The Company will not be required to register under the Securities Act the Plan, any Award or any Share issued or issuable pursuant to any Award.

21. Stockholder Approval of Plan. The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (i) within 12 months before or after the date the Plan is adopted by the Board or (ii) prior to or within 12 months of the granting of any Option or issuance of any Share under the Plan in the State of California. Such stockholder approval will be obtained in the manner, and to the degree, required under Applicable Laws.

22. Miscellaneous.

(a) Stockholder Rights; Voting Rights. Except as otherwise provided in the Plan or the applicable Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to his or her Award unless and until the Shares underlying the Award are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) notwithstanding the exercise of the Award. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to such Shares, unless the Administrator, in its sole discretion, determines otherwise. A Participant will have no voting rights with respect to any Restricted Stock Units.

(b) Dividends and Other Distributions. Unless and until the Shares underlying an Award are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or other distributions will exist with respect to the Shares underlying such Award, notwithstanding the exercise of the Award. During the Period of Restriction, Participants holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator, in its sole discretion, determines otherwise. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(c) No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan. Except as otherwise provided in the Plan or applicable Award Agreement, the Administrator will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

(d) Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions will not be affected thereby.

(e) Headings. The headings contained herein are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(f) Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator will be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

(g) Governing Law. The laws of the State of California will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.